Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT

TO THE
STOCK PURCHASE AGREEMENT

This FIRST AMENDMENT (this “Amendment”) is entered into as of June 17, 2011, by and between Ameritrans Capital Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and Renova US Holdings Ltd., a company incorporated under the laws of the Bahamas (the “Purchaser”), and amends that certain Stock Purchase Agreement (the “Agreement”), dated April 12, 2011, by and between the Company and the Purchaser.

RECITALS

WHEREAS, pursuant to the Agreement, the Company agreed to issue and sell to the Purchaser and the Purchaser agreed to purchase from the Company the Purchased Shares on the terms and conditions contained therein; and

WHEREAS, pursuant to Section 9.7 of the Agreement, the Company and the Purchaser desire that the Agreement be amended as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual premises hereinafter set forth, the parties hereto agree as follows:

Section 1.  Amendments to Agreement. The following amendments are hereby made to the Agreement, with full force and effect as of the date hereof:

1.1

Restatement of Section 6.3. Section 6.3 of the Agreement is hereby deleted and replaced in its entirety with the following new Section 6.3:

“Section 6.3

Pledge of Newco Equity Interests. In order to secure the obligations of the Purchaser set forth in Section 1.2 of this Agreement, the Company and the Purchaser shall, at the Initial Closing, enter into the Pledge and Security Agreement providing for the pledge to the Company by the Purchaser of 100% of the Purchaser’s equity interests in Newco.”

1.2

Restatement of Section 9.12(c). Section 9.12(c) of the Agreement is hereby deleted and replaced in its entirety with the following new Section 9.12(c):

“(c)

The covenants, agreements, representations and warranties made pursuant to Sections 1.2, 2.1(b), 2.3, 5.4, 5.8(c), 7.3 and 7.4 shall survive the Initial Closing until the date on which the Purchaser has no future obligation to purchase any Additional Purchased Stock.”

1.3

Supplement of Section 9.12. Section 9.12 of the Agreement is hereby supplemented with the following new Section 9.12(d):

“(d)

The covenants, agreements, representations and warranties made pursuant to Sections 6.2, 6.4, 6.5 and 6.6 shall survive the Initial Closing until the Termination Date (as defined in the Pledge and Security Agreement).”

1.4

Restatement of Exhibit II. Exhibit II to the Agreement is hereby deleted and replaced in its entirety with the LLC Pledge Agreement in the form attached hereto as Exhibit II.

Section 2.  Miscellaneous.

2.1

Defined Terms.  Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings given them in the Agreement.

2.2

Governing Law; Jurisdiction; Waiver of Jury Trial.  The parties hereto agree that the provisions regarding Governing Law, Jurisdiction and Waiver of Jury Trial contained in Section 9.3 of the Agreement shall control regarding any action or proceeding for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein.

2.3

No Other Amendments or Waivers. Except as expressly modified by this Amendment, the Agreement is hereby confirmed and ratified and shall remain unchanged and in full force and effect unless further amended after the date hereof pursuant to Section 9.7 of the Agreement.

2.4

Titles and Subtitles.  The titles of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

2.5

Counterparts; Execution by Facsimile Signature.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Amendment may be executed by facsimile signature(s).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date hereof.

AMERITRANS CAPITAL CORPORATION

By: /s/ Michael Feinsod

Name: Michael Feinsod

Title: Chief Executive Officer and President

AMENDMENT TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date hereof.

RENOVA US HOLDINGS LTD.

By: /s/ Andrew Intrater

Name: Andrew Intrater

Title: Authorized Signatory

AMENDMENT TO STOCK PURCHASE AGREEMENT

Exhibit II

LLC PLEDGE AGREEMENT

This LLC PLEDGE AGREEMENT, dated as of ____, 2011 (together with all amendments, restatements, supplements or other modifications, if any, from time to time hereto, this “Agreement”), between CN Credit Opportunities Fund 2007-1 Ltd., a company organized under the laws of the Cayman Islands (the “Pledgor”), and Ameritrans Capital Corporation, a Delaware corporation (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, Renova US Holdings, Ltd., a company organized under the laws of the Bahamas (the “Purchaser”), is the record and beneficial owner of 100% of the equity interests of Columbus Nova Investments IV Ltd., a company organized under the laws of the Bahamas, which is the record and beneficial owner of 100% of the equity interests of CN Special Opportunity Fund Ltd., a company organized under the laws of the Bahamas, which is the record and beneficial owner of 100% of the equity interests of the Pledgor, which is the record and beneficial owner of 100% of the limited liability company membership interests of CN CLO Equity Holdings LLC, a Delaware limited liability company (the “Pledged Entity”) (the “Initial Pledged LLC Interests”);

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of April 12, 2011, by and among the Purchaser and the Secured Party, (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Stock Purchase Agreement”), the Purchaser has agreed to acquire certain shares of common stock, par value $0.001 per share, of the Secured Party (the “Common Stock”); and

WHEREAS, in order to induce the Secured Party to enter into the Stock Purchase Agreement based on the terms and conditions therein and in consideration for the contribution of certain CLO Assets to the Pledgor, the Pledgor, on behalf of the Purchaser, has agreed to pledge the Pledged Collateral (as defined below) to the Secured Party in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Secured Party to enter into the Stock Purchase Agreement based on the terms and conditions therein, it is agreed as follows:

1.

Definitions.  Unless otherwise defined herein, terms defined in the Stock Purchase Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Additional Pledged LLC Interests” means all membership interests of the Pledged Entity acquired by the Pledgor after the date hereof regardless of how acquired.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required or authorized to close.

“Governmental Entity” means any court, administrative agency or commission or other federal, state, local or foreign governmental authority or instrumentality or self-regulatory organization including the Financial Industry Regulatory Authority, Inc. and the Small Business Administration.

“Organizational Documents” means that certain Certificate of Formation, dated as of March 7, 2011, of the Pledged Entity, and that certain Limited Liability Company Agreement, dated as of March 7, 2011, of the Pledged Entity (together with all amendments, restatements, supplements or other modifications, if any, from time to time).

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

“Pledged Collateral” means the Pledged LLC Interests and the certificates representing the Pledged LLC Interests.

“Pledged LLC Interests” means the Initial Pledged LLC Interests and any Additional Pledged LLC Interests.

“Proceeds” has the meaning set forth in Section 9-102(a)(64) of the UCC.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

2.

Pledge.  The Pledgor hereby pledges and grants to the Secured Party a first priority security interest in the Pledged Collateral.

3.

Security for Obligations.  This Agreement secures, and the Pledged Collateral is security for, the payment of the Additional Purchase Price pursuant to the terms and conditions of the Stock Purchase Agreement (collectively, the “Secured Obligations”).

4.

Delivery of Pledged Collateral.  The certificates evidencing the Initial Pledged LLC Interests shall be delivered to the Secured Party on the date hereof.  All certificates and instruments, if any, evidencing any other Pledged Collateral shall be delivered to the Secured Party promptly after the Pledgor acquires rights therein and held by or on behalf of the Secured Party pursuant hereto.  All Pledged LLC Interests delivered to the Secured Party shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.  The Pledgor shall at all times prior to the satisfaction in full of the Secured Obligations cause the Pledged LLC Interests to be “Certificated securities” within the meaning of Section 8-102(a)(16) of the UCC.

5.

Representations and Warranties.  The Pledgor represents and warrants to the Secured Party that:

(a)

The Pledgor is, and at the time of delivery of the Pledged LLC Interests to the Secured Party will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement;

(b)

All of the Pledged LLC Interests have been duly authorized, validly issued and are fully paid and non-assessable;

(c)

The Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by the Pledgor to the Secured Party as provided herein;

(d)

None of the Pledged LLC Interests have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(e)

No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Entity or any other Person is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

(f)

The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Secured Party in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien;

(g)

This Agreement has been duly authorized, executed and delivered by the Pledgor and (assuming due authorization, execution and delivery by the Secured Party) constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(h)

The Pledgor has been duly organized as a company solely under the laws of the Country of the Cayman Islands and remains duly existing as such.  The full legal name of the Pledgor is as set forth on the signature pages hereof and the Pledgor has not (i) within the period of four months prior to the date hereof, changed its location or (ii) changed its name or jurisdiction of incorporation within the past five years; and

(i)

The Initial Pledged LLC Interests constitute 100% of the issued and outstanding interests in the Pledged Entity.

6.

Covenants and Agreements.  The Pledgor covenants and agrees that until the earlier of (x) the date on which the Additional Purchase Price is paid in full or (y) if, and only if such date occurs within six (6) months following the Initial Closing Date (as defined in the Stock Purchase Agreement), the first date on which the Remaining Additional Purchase Price (as defined in the Stock Purchase Agreement) is less than or equal to $5,000,000 (the “Termination Date”):

(a)

Without the prior written consent of the Secured Party (which consent shall not be unreasonably withheld, delayed or conditioned), the Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral; provided, that no such prior written consent shall be required under this Section 6(a) in order for the Pledgor or any of its affiliates to enter into an agreement to sell, assign, transfer, pledge or otherwise encumber any of its rights in or to the Pledged Collateral if (i) such agreement provides for the proceeds received upon consummation of such sale, assignment, transfer, pledge or encumbrance to be applied to the Remaining Additional Purchase Price such that the Termination Date shall occur on the date such sale, assignment, transfer, pledge or encumbrance is consummated and (ii) the Termination Date occurs on the date of such assignment, transfer, pledge or encumbrance;

(b)

Without the prior written consent of the Secured Party, the Pledgor shall not vote to enable or take any other action to: (i) amend or terminate any Organizational Documents, (ii) permit the Pledged Entity to issue any additional limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any equity interest of any nature of the Pledged Entity or (iii) declare or pay any dividend or distribution to its members other than a payment in cash 100% of which will be applied to the payment of the Additional Purchase Price;

(c)

The Pledgor shall comply with all of its obligations under the Organizational Documents and shall enforce all of its rights thereunder; and

(d)

The Pledgor has and will defend the title to the Pledged Collateral and the Liens of the Secured Party in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens.

7.

Pledgor’s Rights.  As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to the Pledgor in accordance with Section 8 hereof:

(a)

The Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement and the Stock Purchase Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Secured Party in respect of the Pledged Collateral or which would authorize, effect or consent to:

(i)

the dissolution or liquidation, in whole or in part, of the Pledged Entity;

(ii)

the consolidation or merger of the Pledged Entity with any other Person;

(iii)

the sale, disposition or encumbrance of all or substantially all of the assets of the Pledged Entity;

(iv)

the issuance of any additional shares of equity interests of the Pledged Entity; or

(v)

the alteration of the voting rights with respect to the equity of a Pledged Entity; and

(b)

Prior to the occurrence of an Event of Default, the Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged LLC Interests to the extent not in violation of the Stock Purchase Agreement.

8.

Defaults and Remedies; Proxy

(a)

In the event that the Purchaser fails to pay any amount of the Additional Purchase Price pursuant to the terms and conditions of Section 1.2 of the Stock Purchase Agreement within ten (10) Business Days of the date that such payment is due (an “Event of Default”), then the Secured Party is authorized and empowered:

(i)

to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, and to exercise the voting and all other rights as a holder with respect thereto;

(ii)

to collect and receive all cash dividends, interest, principal and other distributions made thereon;

(iii)

to sell in one or more sales after ten (10) Business Days’ notice of the time and place of any public sale or of the time at which a private sale is to take place, the whole or any part of the Pledged Collateral and/or the CLO Equity Interests and to otherwise act with respect to the Pledged Collateral and the CLO Equity Interests as though the Secured Party was the outright owner thereof; and

(iv)

to appoint a third-party liquidation agent (the “Liquidation Agent”) to administer the Pledged Collateral and the CLO Equity Interests, which Liquidation Agent may take title to the Pledged Collateral and/or the CLO Equity Interests, in whole or in part, and which may sell or dispose of such Pledged Collateral and/or CLO Equity Interests on behalf of the Secured party.  The Liquidation Agent must be (x) a commercial bank or investment manger with demonstrable expertise in holding and marketing illiquid securities similar in nature to the CLO Equity Interests and (y) an entity which would not be an “affiliated person” of the Pledgor within the meaning of Section 2(a)(3) of the Investment Company Act of 1940, as amended.

All such remedies (i) through (iv) above are cumulative, and may be exercised singly, or in any combination. Any sale shall be made at a public or private sale at the Secured Party’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Secured Party may deem fair, and the Secured Party may be the purchaser of the whole or any part of the Pledged Collateral and/or CLO Equity Interests so sold and hold the same thereafter in its own right free from any claim of the Pledgor or any right of redemption.  Each sale shall be made to the highest bidder, but the Secured Party reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Secured Party.  THE PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE SECURED PARTY AS THE PROXY AND ATTORNEY-IN-FACT OF THE PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL AND THE CLO EQUITY INTERESTS, INCLUDING THE RIGHT TO VOTE THE PLEDGED LLC INTERESTS AND THE CLO EQUITY INTERESTS, WITH FULL POWER OF SUBSTITUTION TO DO SO.  THE APPOINTMENT OF THE SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE.  IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED LLC INTERESTS AND THE CLO EQUITY INTERESTS, THE APPOINTMENT OF THE SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED LLC INTERESTS AND THE CLO EQUITY INTERESTS WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS).  SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED LLC INTERESTS OR THE CLO EQUITY INTERESTS ON THE RECORD BOOKS THEREFOR) BY ANY PERSON (INCLUDING THE PLEDGOR, THE PLEDGED ENTITY OR ANY OFFICER OR THE SECURED PARTY THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.  NOTWITHSTANDING THE FOREGOING, THE SECURED PARTY SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b)

If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral and/or the CLO Equity Interests, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral and/or the CLO Equity Interests be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Secured Party and/or any Liquidation Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral and/or the CLO Equity Interests would be unlikely to be sufficient to discharge all the Secured Obligations, the Secured Party and/or any Liquidation Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) Business Days’ notice to the Pledgor.

(c)

If, at any time when the Secured Party and/or any Liquidation Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral and/or the CLO Equity Interests hereunder, such Pledged Collateral and/or the CLO Equity Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), the Secured Party and/or any Liquidation Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral and/or the CLO Equity Interests or part thereof by private sale in such manner and under such circumstances as the Secured Party and/or any Liquidation Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected.  Without limiting the generality of the foregoing, in any such event, the Secured Party and/or any Liquidation Agent in its discretion (i) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral and/or the CLO Equity Interests or part thereof could be or shall have been filed under said Act (or similar statute), (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral and/or the CLO Equity Interests or any part thereof.  In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral and/or the CLO Equity Interests shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then the Secured Party and/or any Liquidation Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i)

as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii)

as to the content of legends to be placed upon any certificates representing the Pledged Collateral and/or the CLO Equity Interests sold in such sale, including restrictions on future transfer thereof;

(iii)

as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about the Pledgor and such Person’s intentions as to the holding of the Pledged Collateral and/or the CLO Equity Interests so sold for investment for its own account and not with a view to the distribution thereof; and

(iv)

as to such other matters as the Secured Party and/or any Liquidation Agent may, in its reasonable discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(d)

The Pledgor recognizes that the Secured Party and/or any Liquidation Agent may be unable to effect a public sale of any or all the Pledged Collateral and/or the CLO Equity Interests and may be compelled to resort to one or more private sales thereof in accordance with clause (c) of this Section 8.  The Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  The Secured Party and/or any Liquidation Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if the Pledgor and the Pledged Entity would agree to do so.

9.

Amendments.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

10.

Successors, Assigns, Assignment, No Third Party Beneficiaries. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.  This Agreement may not be assigned by a party without the prior written consent of the other party (and any purported assignment without such consent shall be void and without effect).  This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

11.

Termination.  Immediately following the Termination Date (or, in the event of a financing of any of the Additional Purchase Price that results in the occurrence of the Termination Date in accordance with Section 6, then simultaneously with the closing of such payment of such Additional Purchase Price), the Secured Party shall deliver to the Pledgor the Pledged Collateral at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof.

12.

Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor or the Pledged Entity for liquidation or reorganization, should the Pledgor or the Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s or the Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.

Governing Law, Jurisdiction, Wavier of Jury Trial.

(a)

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF THE SECURED PARTY AND THE PLEDGOR.

(b)

EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c)

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT OR THE OTHER TRANSACTION AGREEMENTS AND FOR ANY COUNTERCLAIM THEREIN.

14.

Severability.  If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

15.

Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

(a)

If to the Secured Party, at:

Ameritrans Capital Corporation

50 Jericho Quadrangle

Suite 109

Jericho, New York  11753

Telephone:  (212) 355-2449

Attn:  Michael Feinsod,
mfeinsod@ameritranscapital.com

with a copy to:

Elliot Press, Esq.

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Fax: (212) 940-6621

elliot.press@kattenlaw.com

(b)

If to the Pledgor, at:

CN Credit Opportunities Fund 2007-1 Ltd.

c/o Columbus Nova

900 Third Avenue, 19th Floor

New York, NY 10022

Telephone: (212) 418-9600

Fax: (212) 308-6623

Attn: Paul Lipari

with a copy to:

Latham & Watkins, LLP

885 Third Avenue

New York, NY 10022

Attn: James C. Gorton

Telephone: (212) 906-1804

Email: james.gorton@lw.com

Attn: David S. Allinson

Telephone: (212) 906-1749

Email: david.allinson@lw.com

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 15), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

16.

Section Titles.  The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

17.

Counterparts.  This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.  Delivery by telecopier or by electronic pdf copy of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

18.

Benefit of Secured Party.  All security interests granted or contemplated hereby shall be for the benefit of the Secured Party, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Stock Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CN CREDIT OPPORTUNITIES FUND 2007-1 LTD.

By:

Name:

Title

AMERITRANS CAPITAL CORPORATION

By:

Name:

Title:

[LLC PLEDGE AGREEMENT]